 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 16, 2021

DICK'S SPORTING GOODS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31463	16-1241537
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Court Street, Coraopolis, PA 15108
(Address of Principal Executive Offices)

(724) 273-3400
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DKS	The New York Stock Exchange

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

ITEM 8.01 OTHER EVENTS	3
SIGNATURE	4

ITEM 8.01 OTHER EVENTS

On December 16, 2021, the Board of Directors of DICK'S Sporting Goods, Inc. (the "Company") authorized the repurchase of an additional $2 billion of the Company's common stock in connection with its ongoing share repurchase program. Repurchases may be made from time-to-time via open market purchases, privately negotiated transactions, pre-planned trading programs or other means. The additional $2 billion authorization is effective for a five-year period. The Company may suspend or discontinue this repurchase program at any time.

As of December 16, 2021, the Company has repurchased approximately 7.7 million shares of its common stock for approximately $829.1 million during fiscal 2021, including approximately 3.7 million shares of its common stock for approximately $403.0 million during the fourth quarter of fiscal 2021. Approximately $202.1 million remains under the previously announced five-year $1 billion share repurchase program authorized on June 12, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK'S SPORTING GOODS, INC.

Date: December 17, 2021	By:	/s/ NAVDEEP GUPTA
	Name:	Navdeep Gupta
	Title:	Executive Vice President – Chief Financial Officer